Table of Contents

Exhibit 8.1

SUBSIDIARIES OF CPFL ENERGIA S.A.	Jurisdiction of Incorporation

Companhia Paulista de Força e Luz	Federative Republic of Brazil
Companhia Piratininga de Força e Luz	Federative Republic of Brazil
Rio Grande Energia S.A. (RGE)	Federative Republic of Brazil
Companhia Luz e Força Santa Cruz (CPFL Santa Cruz)	Federative Republic of Brazil
Companhia Paulista de Energia Elétrica (CPFL Leste Paulista)	Federative Republic of Brazil
Companhia Sul Paulista de Energia (CPFL Sul Paulista)	Federative Republic of Brazil
Companhia Jaguari de Energia (CPFL Jaguari)	Federative Republic of Brazil
Companhia Luz e Força Mococa (CPFL Mococa)	Federative Republic of Brazil
CPFL Geração de Energia S.A.	Federative Republic of Brazil
PFL Sul Centrais Elétricas Ltda.	Federative Republic of Brazil
CERAN – Companhia Energética Rio das Antas	Federative Republic of Brazil
BAESA – Energética Barra Grande S.A.	Federative Republic of Brazil
ENERCAN – Campos Novos Energia S.A.	Federative Republic of Brazil
Foz do Chapecó Energia S.A.	Federative Republic of Brazil
Companhia Jaguari de Geração de Energia	Federative Republic of Brazil
CPFL Jaguariúna S.A.	Federative Republic of Brazil
Perácio Participações S.A.	Federative Republic of Brazil
CPFL Comercialização Brasil S.A.	Federative Republic of Brazil
Clion Assessoria e Comercialização de Energia Elétrica Ltda (CPFL Meridional)	Federative Republic of Brazil
CPFL Comercialização Cone Sul S.A.	Federative Republic of Brazil
CPFL Serviços, Equipamentos, Indústria e Comércio S.A.	Federative Republic of Brazil
CPFL Planalto Ltda.	Federative Republic of Brazil
Paulista Lajeado Energia S.A.	Federative Republic of Brazil
Sul Geradora Participações S.A.	Federative Republic of Brazil
Makelelê Participações S.A.	Federative Republic of Brazil
Chumpitaz Participações S.A.	Federative Republic of Brazil